                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement  [ ]  Confidential, for Use
                                       of the Commission
                                       Only (as permitted by
                                       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WILLIAM LYON HOMES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                           [WILLIAM LYON HOMES LOGO]

                                                                  March 30, 2001

Dear Stockholder:

     This letter accompanies the Proxy Statement for our Annual Meeting of Holders of Common Stock to be held at 3:30 p.m. local time, on Monday, May 14, 2001, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612. We hope that it will be possible for you to attend in person.

     At the Annual Meeting, you will be asked to vote upon three matters:

     - the election of nine directors to serve on our Board of Directors for the coming year;

     - the ratification of the Board's selection of Ernst & Young LLP as our auditors for the fiscal year ending December 31, 2001; and

     - any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

     In addition, we will present a report on our operations and activities for the past year. Following the meeting, management will be pleased to answer your questions about the Company.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the matters upon which you will vote at the upcoming Annual Meeting and we urge you to read these materials carefully. Your vote is very important, regardless of how many shares you own. We hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,

                                          /s/ WILLIAM LYON
                                          William Lyon
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                                          /s/ WADE H. CABLE
                                          Wade H. Cable
                                          President and
                                          Chief Operating Officer

            4490 Von Karman Avenue, Newport Beach, California 92660

                           [WILLIAM LYON HOMES LOGO]

                            NOTICE OF ANNUAL MEETING
                           OF HOLDERS OF COMMON STOCK
                        TO BE HELD MONDAY, MAY 14, 2001

To the Holders of Common Stock of William Lyon Homes:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Holders of Common Stock of William Lyon Homes, a Delaware corporation, will be held at 3:30 p.m. local time, on Monday, May 14, 2001, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes:

     - To elect nine directors to serve on our Board of Directors for the coming year;

     - To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as our auditors for the fiscal year ending December 31, 2001; and

     - To transact such other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record of the Common Stock of William Lyon Homes at the close of business on Friday, March 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders entitled to vote will be available for inspection by any stockholder at the Annual Meeting or for 10 days prior to the Annual Meeting at our principal executive offices located at 4490 Von Karman Avenue, Newport Beach, California 92660.

                                          By Order of the Board of Directors,

                                          /s/ LINDA L. FOSTER
                                          Linda L. Foster
                                          Vice President and Corporate Secretary

Newport Beach, California
March 30, 2001

     TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ATTACHED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PAID, ADDRESSED ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY CARD. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                           [WILLIAM LYON HOMES LOGO]

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

MEETING DATE; MATTERS TO BE VOTED UPON

     This Proxy Statement is being furnished to the stockholders of William Lyon Homes, a Delaware corporation, in connection with the solicitation of the accompanying proxy by our Board of Directors for use at the Annual Meeting of Holders of Common Stock to be held at 3:30 p.m. local time, on Monday, May 14, 2001, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournments or postponements thereof. At the Annual Meeting, Holders of our Common Stock will be asked to vote upon:

     - the election of nine directors to serve on our Board of Directors for the coming year;

     - the ratification of the Board's selection of Ernst & Young LLP as our auditors for the fiscal year ending December 31, 2001; and

     - any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to our stockholders on or about March 30, 2001.

SOLICITATION OF PROXIES AND EXPENSES

     The cost of the solicitation of proxies will be paid by William Lyon Homes. In addition to solicitation of proxies by use of the mails, directors, officers and employees may solicit proxies personally, or by other appropriate means. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of William Lyon Homes Common Stock and request authority for the exercise of proxies. In such cases, we will reimburse them for their reasonable expenses in doing so. William Lyon Homes has retained the services of Proxy Express, Inc. to assist in the distribution and solicitation of proxies at an estimated cost of $550, plus certain out-of-pocket expenses.

                                     VOTING

RECORD DATE; OUTSTANDING SHARES; QUORUM

     Only holders of record of William Lyon Homes Common Stock at the close of business on Friday, March 23, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on Friday, March 23, 2001, there were 10,570,223 shares of William Lyon Homes Common Stock outstanding and entitled to vote, held of record by approximately 2,157 beneficial owners of our Common Stock. A majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each holder of Common Stock is entitled to one vote for each share of William Lyon Homes Common Stock held as of the Record Date. A list of such stockholders entitled to vote will be available for inspection by any stockholder at the Annual Meeting, or for 10 days prior to the Annual Meeting, at our principal executive offices located at 4490 Von Karman Avenue, Newport Beach, California 92660.

VOTING OF PROXIES; REVOCATION OF PROXIES

     You are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. All properly executed, returned, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE LISTED ON THE PROXY CARD AND FOR RATIFICATION OF THE BOARD'S SELECTION OF ERNST & YOUNG LLP AS OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. The William Lyon Homes Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, including any motion made for adjournment or postponement of the Annual Meeting (including for purposes of soliciting additional votes for election of directors), the proxies will be voted at the Board's discretion. Any William Lyon Homes stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Vice President and Corporate Secretary of William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660, or
(ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting, by itself, will not revoke a proxy).

VOTES REQUIRED

     The affirmative vote of a plurality of the votes cast is required to elect any nominee for director. The ratification of the Board's selection of auditors requires approval by a majority of the votes cast at the Annual Meeting.

ABSTENTIONS; BROKER NON-VOTES

     If an executed proxy is returned and you have specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been cast with respect to such matter. Also, if an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have been cast with respect to such matter. Thus, with respect to the election of directors and ratification of the Board's selection of auditors, abstentions and broker non-votes will have no effect on the outcome of the vote.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, you will be asked to vote on the election of nine directors who will constitute the Board of Directors of William Lyon Homes. The nine nominees receiving the highest number of votes from holders of our shares of Common Stock represented and voting at the Annual Meeting will be elected to the Board of Directors. Unless a nominee other than the nominees listed below is properly nominated, abstentions and broker non-votes will not be counted as represented or voting at the Annual Meeting and therefore will not have an effect on the election of the nominees listed below. Each director so elected will hold office until our next Annual Meeting and until his successor is duly elected and qualified.

GENERAL

     Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy card. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

     On November 5, 1999, The Presley Companies acquired substantially all of the assets and assumed substantially all of the liabilities William Lyon Homes, Inc. ("Old William Lyon Homes") which subsequently changed its name to Corporate Enterprises, Inc. On November 11, 1999, The Presley Companies merged with and into the Company which was a wholly-owned subsidiary of The Presley Companies (the "Merger"). The Company was the surviving company in the Merger and on December 31, 1999, it changed its name to William Lyon Homes. See "Certain Business Relationships and Related Transactions."

     Except as described below, there are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of William Lyon Homes. Except as described below, there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of William Lyon Homes. See "Information Regarding the Directors of William Lyon Homes." Except as described below, there are no material proceedings to which any of the following is a party adverse to us or any of our subsidiaries, or has a material interest adverse to us or any of our subsidiaries: any director, nominee, executive officer or affiliate of ours, any owner of record or beneficially of more than five percent (5%) of our Common Stock, or any associate of any such director, nominee, officer, affiliate of us, or security holder.

                                                                                            DIRECTOR
                  NAME                                  PRINCIPAL OCCUPATION                SINCE(1)
                  ----                                  --------------------                --------
General William Lyon....................    Chairman of the Board of Directors and Chief    1987
                                            Executive Officer of the Company
Wade H. Cable...........................    President and Chief Operating Officer of the    1985
                                            Company
General James E. Dalton.................    Independent defense industry consultant         1991
Richard E. Frankel......................    Chairman of the Board and Chief Executive       2000
                                            Officer of Duxford Financial, Inc.
William H. Lyon.........................    Employee of the Company                         2000
William H. McFarland....................    Real estate developer                           2000
Michael L. Meyer........................    Chief Executive Officer of Michael L. Meyer     2000
                                            Company
Raymond A. Watt.........................    Real estate developer                           1997
Randolph W. Westerfield.................    Dean of the Marshall School of Business,        2000
                                            University of Southern California

---------------
(1) Includes date of first service as a director for the former The Presley Companies or the Company, as applicable.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE
                             NOMINEES LISTED ABOVE.

                            DIRECTORS AND COMMITTEES

INFORMATION REGARDING THE DIRECTORS OF WILLIAM LYON HOMES

     The following table lists the persons nominated by the Board of Directors for election as directors of William Lyon Homes (the "Company") and provides their respective ages and current positions with the Company. Biographical information for each nominee is provided below.

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
General William Lyon......................   78    Chairman of the Board of Directors and
                                                   Chief Executive Officer
Wade H. Cable.............................   52    Director, President and Chief Operating
                                                   Officer
General James E. Dalton(a, b).............   70    Director
Richard E. Frankel........................   55    Director
William H. Lyon...........................   27    Director
William H. McFarland(a, b)................   61    Director
Michael L. Meyer(a, b)....................   62    Director
Raymond A. Watt(a, b).....................   82    Director
Randolph W. Westerfield(a, b).............   59    Director

---------------
(a) Member of the Audit Committee

(b) Member of the Compensation Committee

     GENERAL WILLIAM LYON was elected director and Chairman of the Board of the former The Presley Companies in 1987 and has served the Company in that capacity since the Merger. General Lyon is our Chief Executive Officer. General Lyon also serves as the Chairman of the Board, President and Chief Executive Officer of Corporate Enterprises, Inc. In recognition of his distinguished career in real estate development, General Lyon was elected to the California Building Industry Foundation Hall of Fame in 1985. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity Financial Services, Inc.

     WADE H. CABLE has served since 1985 as a Director, President and Chief Executive Officer of the former The Presley Companies. Since the Merger and currently, Mr. Cable serves as our President and Chief Operating Officer. Prior to joining us, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredricks Development Company, a residential developer and homebuilder.

     GENERAL JAMES E. DALTON, USAF (Ret.), was elected in 1991 to the Board of Directors of the former The Presley Companies and has served the Company in that capacity since the Merger. He serves as Chairman of our Audit Committee and is a member of the Compensation Committee. General Dalton was the President of Logicon R&D Associates, a subsidiary of Logicon Corporation (a defense contractor providing advanced technology systems and services), a position he held from 1985 until his retirement in December 1998. He also served as General Manager of Logicon's Defense Technology Group from 1995 until his retirement in December 1998. General Dalton currently acts as an independent consultant to several companies in the Defense Industry and is a director of Defense Group, Inc. and TrueLink, Inc.

     RAYMOND A. WATT was elected to the Board of the former The Presley Companies in 1997 and has served the Company in that capacity since the Merger. Mr. Watt is a member of our Audit Committee and Compensation Committee. Mr. Watt is the founder and Chairman of the Board of Watt Group, Inc., a commercial and residential real estate development and building company, positions he has held since 1960. Mr. Watt has been honored with election to the California Building Industry Foundation Hall of Fame, serves as a director of Watt Communities, Inc. and Linserath, Inc., both real estate developers, and has served on the Boards of several civic organizations.

     RICHARD E. FRANKEL has been associated with homebuilding entities for over 24 years, and joined our Board on February 2, 2000. He has held key positions including Chief Financial Officer, Investment Division Manager, Vice Chairman and President of Old William Lyon Homes from 1993 to 1997. Since 1997, he has continued to serve as a director of Corporate Enterprises, Inc. and currently serves as Chairman and Chief Executive Officer of Duxford Financial, Inc. (the Company's mortgage subsidiary).

     WILLIAM H. LYON, son of Chairman William Lyon, worked full time with Old William Lyon Homes from November 1997 through the Merger, has been employed by the Company since the Merger, and has been a member of our Board since February 2, 2000. Since joining the Company, Mr. Lyon has participated in a training program designed to expose him to the many facets of real estate development, and currently he is a project manager in the Southern California Division. Mr. Lyon received a dual B.S. in Industrial Engineering and Product Design from Stanford University in 1997.

     WILLIAM H. MCFARLAND was elected to the California Building Industry Foundation Hall of Fame, and has had a distinguished career in residential real estate and large-scale community development in California. He has been a member of our Board since February 2, 2000. Mr. McFarland previously served in executive and director capacities of The Irvine Company, Irvine Community Development Company and Irvine Apartment Communities. Today Mr. McFarland is a private developer and investor in real estate projects in California, and serves on the boards of Opus West Corporation and e-dn.com.

     MICHAEL L. MEYER joined our Board on February 2, 2000, and currently is Chief Executive Officer of Michael L. Meyer Company, a principal and/or advisor to real estate entities, Senior Vice President and Chief Financial Officer of Advantage 4 LLC, a real estate telecommunications company, and a principal of TransPac Partners LLC and Pacific Capital Investors which both are involved in real estate in Japan. In 1998, Mr. Meyer retired as Managing Partner of the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP Orange County, California office. Mr. Meyer was elected to the California Building Industry Foundation Hall of Fame for outstanding achievement in the real estate industry and currently serves on the board of City National Bank and other entities.

     DR. RANDOLPH W. WESTERFIELD is Dean of the Marshall School of Business, University of Southern California and has been a member of our Board since February 2, 2000. He has been a consultant to a number of large U.S. corporations. With expertise in the areas of corporate financial policy, investment management and analysis, mergers and acquisitions, and stock market price behavior, Dr. Westerfield is co-author of three leading textbooks in corporate financial management. He currently serves on the board of Health Management Associates.

VOTING AGREEMENTS

     There are no voting agreements in place between any of the Company's Directors.

BOARD MEETINGS, BOARD COMMITTEES AND DIRECTOR COMPENSATION

     The full Board of Directors of the Company had seven formal meetings in 2000. During 2000, each incumbent director of William Lyon Homes who is being nominated hereby attended at least 75% of the aggregate of (i) the seven meetings of the Board of Directors, and (ii) the total number of meetings of the committees on which he served (during the periods that he served). The Board does not have an Executive Committee or a Nominating Committee. The full Board performs those functions itself.

  Committees of the Board of Directors

     Compensation Committee. We have a standing Compensation Committee, which is chaired by Mr. Watt and currently consists of Messrs. Watt, Dalton, McFarland, Meyer and Westerfield. The functions of the Compensation Committee are to: make recommendations to the Board of Directors regarding the hiring or termination of senior management, review and approve annual salaries and other compensation of our senior management, review and approve stock options and other grants pursuant to plans, review and administer existing stock options and other plans and recommend changes to the Board, review and recommend to the Board compensation plans or management perquisites, review and recommend to the Board the type and amount of compensation for non-employee directors, and prepare and approve required reports. The Compensation Committee also administers the William Lyon Homes 2000 Stock Incentive Plan. The Compensation Committee had two formal meetings in 2000.

     Audit Committee. We have a standing Audit Committee, which is chaired by General Dalton and currently consists of Messrs. Dalton, McFarland, Meyer, Watt and Westerfield. The Audit Committee must have at least three members, each of whom must meet certain criteria as set forth in the Audit Committee Charter adopted by the Board of Directors. All members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange. Mr. Meyer was formerly a partner of Ernst & Young LLP, the Company's auditors, and the Board has determined that in consideration of the circumstances, this relationship does not interfere with Mr. Meyer's exercise of independent business judgment. A copy of the current Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee had four formal meetings in 2000.

  Director Term and Compensation

     All directors hold office until the next Annual Meeting of Holders of Common Stock and until their successors are duly elected and qualified. Outside Directors are entitled to receive, and those incumbent outside directors in 2000 received, an annual retainer of $20,000 per year plus $1,000 for each Board meeting attended and $1,000 per year per committee for service on committees of the Board of Directors, which they take in cash. In the past, the former The Presley Companies had a directors' deferred compensation plan, whereby each outside director is entitled to defer payment of his compensation until his retirement date, at which time he would receive all deferred amounts and all interest accrued thereon. The rate of interest on such deferred compensation is adjusted quarterly and is the prime rate used by our principal corporate lender on the quarterly adjustment date, plus one percent. At this time, the Company has not adopted the deferred compensation plan and no director currently defers his compensation.

     On May 9, 2000, Messrs. Dalton, Frankel, McFarland, Meyer, Watt and Westerfield were each granted options to purchase 10,000 shares of the Company's Common Stock at a price of $8.6875 per share. These options vest in the following installments: one third on May 9, 2001, one third on May 9, 2002 and one third on May 9, 2003. All of the options expire if unexercised on May 9, 2010. Mr. Cable was granted options to purchase 50,000 shares of the Company's Common Stock. The option price, vesting schedule and expiration date of Mr. Cable's options are the same as those granted to the other directors. The grant of options to Mr. Cable is also discussed in the section on "Executive Compensation" under the heading "Options/SAR Grants in Last Fiscal Year." No options were granted to William Lyon or William H. Lyon.

AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Committee has reviewed the audited financial statements of the Company with management, including a discussion of the accounting principles, significant judgments and estimates, and the disclosures contained in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion of the conformity of those audited financial statements with generally accepted accounting principles, matters required to be discussed with the Committee under Statement of Auditing Standards No. 61 which establishes the requirements for communications with audit committees. In addition, the Committee has received and discussed with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding the independence of the independent auditors.

     The Committee discussed with the Company's independent and internal auditors the overall scope and plans for their respective audits. The Committee meets with the independent and internal auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for 2001.

                                          Submitted by the Audit Committee,

                                          James E. Dalton, Chairman
                                          William H. McFarland
                                          Michael L. Meyer
                                          Raymond A. Watt
                                          Randolph W. Westerfield

     The Audit Committee Report, the disclosures concerning the independence of the members of the Audit Committee and the Audit Committee Charter shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

  Fees Billed by the Independent Auditors to the Company

     Audit Fees: The aggregate fees billed to the Company by Ernst & Young LLP, the independent auditors for the Company, in connection with (i) the audit of the Company's financial statements for the fiscal year ended December 31, 2000 were $254,250 and (ii) the review of the financial statements included in the Company's Form 10-Q quarterly reports for the fiscal year ended December 31, 2000 were $45,000.

     Financial Information Systems Design and Implementation Fees: The aggregate fees billed to the Company by Ernst & Young LLP for information technology services rendered by Ernst & Young LLP during the fiscal year ended December 31, 2000 were $603,511 and consist entirely of fees billed by the Ernst & Young LLP consulting group prior to the group's sale on May 27, 2000 to Cap Gemini, a separate French public company.

     All Other Fees: The aggregate fees billed to the Company by Ernst & Young LLP for audit related services were $53,025 and non-audit services were $150,898 during the fiscal year ended December 31, 2000.

     The Audit Committee considered the compatibility of the provision of non-audit services by Ernst & Young LLP with the maintenance of Ernst & Young LLP's independence.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as to the number of shares of the Company's Common Stock beneficially owned as of February 28, 2001. The following table includes information for (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each of the directors of the Company,
(c) each executive officer named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.

                                                                     AS OF FEBRUARY 28, 2001
                                                             ----------------------------------------
                                                                               SHARES      PERCENTAGE
                                                                SHARES       ACQUIRABLE      OF ALL
                                                             BENEFICIALLY    WITHIN 60       COMMON
           NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED         DAYS(1)       STOCK(2)
           ------------------------------------              ------------    ----------    ----------
General William Lyon(3)....................................   3,459,868                      32.73%
The William Harwell Lyon Trust(4)..........................   1,749,259                      16.55%
William H. Lyon(3).........................................           0(5)                       *
Wade H. Cable(3)...........................................           0        13,912            *
Wade H. Cable & Susan M. Cable, Trustees of the Cable
  Family Trust, Est. 7-11-88(3)............................     233,793(6)                    2.21%
Richard E. Frankel(3)......................................           0                          *
Richard E. Frankel and Lynn M. Frankel, Trustees of the
  Frankel Living Trust(3)..................................      20,000                          *
General James E. Dalton(3).................................           0                          *
William H. McFarland(3)....................................           0                          *
Michael L. Meyer(3)........................................           0                          *
Michael L. Meyer, Trustee of the Michael L. Meyer Living
  Trust, Est. July 14, 1989(3).............................      20,000                          *
Raymond A. Watt(3).........................................           0                          *
Randolph W. Westerfield(3).................................           0                          *
Douglas F. Bauer(3)........................................           0                          *
Thomas J. Mitchell(3)......................................           0                          *
Larry I. Smith(3)..........................................           0                          *
Larry I. Smith and Natalie Smith, Trustees of the Larry and
  Natalie Smith Family Trust, Est. October 1, 1999(3)......         200                          *
All directors and executive officers of the Company as a
  group (20 persons).......................................   5,486,311        13,912       51.90%

---------------
 *  Less than 1%

(1) Reflects the number of shares that could be purchased by exercise of options exercisable at February 28, 2001 or within 60 days thereafter under the former The Presley Companies' 1991 Stock Option Plan. No shares could be purchased by exercise of options exercisable at February 28, 2001 or within 60 days thereafter under the William Lyon Homes 2000 Stock Incentive Plan.

(2) Shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Stockholder is at the following mailing address: c/o William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, CA 92660.

(4) Stockholder is at the following mailing address: c/o Richard Sherman, Esq., Irell & Manella LLP, 840 Newport Center Drive, Suite 400, Newport Beach, CA 92660.

(5) Does not include 1,749,259 shares of Common Stock held in The William Harwell Lyon Trust of which William H. Lyon is the beneficiary. William H. Lyon does not have or share, directly or indirectly, the power to vote or to direct the vote of these shares, and thus, William H. Lyon disclaims beneficial ownership of these shares.

(6) Does not include 1,203 shares directly owned by children of Mr. Cable, as to which shares Mr. Cable disclaims beneficial ownership.

     Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to California community property law.

                         WILLIAM LYON HOMES MANAGEMENT

EXECUTIVE OFFICERS

     Each of our executive officers holds office at the discretion of the Board of Directors. There are no family relationships between any director or executive officer and any other director or executive officer of the Company, except for William Lyon and William H. Lyon, who are father and son. The current executive officers of William Lyon Homes are as follows:

            NAME              AGE                                POSITION
            ----              ----                               --------
William Lyon................    78   Chairman of the Board of Directors and Chief Executive Officer
Wade H. Cable...............    52   President and Chief Operating Officer
Douglas F. Bauer............    39   Senior Vice President and Northern California Division President
Mary J. Connelly............    49   Senior Vice President and Nevada Division President
W. Thomas Hickcox...........    48   Senior Vice President and Arizona Division President
Thomas J. Mitchell..........    40   Senior Vice President and Southern California Division President
Larry I. Smith..............    46   Senior Vice President and San Diego Division President
Michael D. Grubbs...........    42   Senior Vice President and Chief Financial Officer
Nancy M. Harlan.............    54   Senior Vice President and General Counsel
Richard S. Robinson.........    54   Senior Vice President -- Finance
Linda L. Foster.............    53   Vice President and Corporate Secretary
Cynthia E. Hardgrave........    53   Vice President -- Tax and Internal Audit
W. Douglass Harris..........    58   Vice President and Corporate Controller

     Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive Compensation." Biographical information for General Lyon and Mr. Cable is provided above. See "Information Regarding the Directors of William Lyon Homes."

     DOUGLAS F. BAUER, Senior Vice President and Northern California Division President, joined the Company in 1999 when the Company acquired substantially all of the assets of Old William Lyon Homes, where Mr. Bauer had served as Vice President -- Finance and Chief Financial Officer, and Northern California Division President since his hire in January 1989. Prior experience includes seven years at Security Pacific National Bank in Los Angeles, California in various financial positions. Mr. Bauer has more than 20 years experience in the real estate development and homebuilding industry.

     MARY J. CONNELLY, Senior Vice President and Nevada Division President, joined The Presley Companies in May 1995, after eight years' association with Gateway Development -- six of which were served as Managing Partner in Nevada. Ms. Connelly was Vice President -- Finance for the Company's San Diego Division from 1985 to 1987, and she has more than 20 years experience in the real estate development and homebuilding industry.

     W. THOMAS HICKCOX, Senior Vice President and Arizona Division President, joined the Company in May 2000. Mr. Hickcox was previously President of Continental Homes in Phoenix, Arizona, with 16 years of service at that Company. Mr. Hickcox has more than 20 years experience in the real estate and homebuilding industry.

     THOMAS J. MITCHELL, Senior Vice President and Southern California Division President, joined the Company in 1999 when the Company acquired substantially all of the assets of Old William Lyon Homes, where Mr. Mitchell had served as a Project Manager, Vice President, and Division President since his hire in December 1988. Mr. Mitchell has more than 15 years experience in the real estate development and homebuilding industry.

     LARRY I. SMITH, Senior Vice President and San Diego Division President, joined The Presley Companies in May 1995 and has served the Company in that capacity since the Merger, after six years as Vice President and Southern California Division Manager of Coleman Homes, Inc. Previous experience includes ten years in sales and marketing executive positions and consulting activities with southern California real estate firms. Mr. Smith has more than 20 years experience in the real estate development and homebuilding industry.

     MICHAEL D. GRUBBS, Senior Vice President and Chief Financial Officer, joined the Company in 1999 when the Company acquired substantially all of the assets of Old William Lyon Homes, where Mr. Grubbs had served as Vice President and Corporate Controller after his hire in December 1992. Mr. Grubbs has more than 20 years experience in residential real estate and homebuilding finance.

     NANCY M. HARLAN, Senior Vice President and General Counsel of the Company, joined The Presley Companies in October 1987 and has served the Company in that capacity since the Merger, after six years with Pacific Enterprises as Counsel to its Real Estate Development subsidiaries. Ms. Harlan has been involved with the real estate development and homebuilding industry for more than 20 years.

     RICHARD S. ROBINSON, Senior Vice President -- Finance, joined the Company in 1999 when the Company acquired substantially all of the assets of Old William Lyon Homes, where Mr. Robinson had served since May 1997 as Senior Vice President, and as Vice President-Treasurer and other administrative positions at The William Lyon Company or one of its subsidiaries or affiliates, since his hire in June 1979. His experience in residential real estate development and homebuilding finance totals more than 30 years.

     LINDA L. FOSTER, Vice President and Corporate Secretary of The Presley Companies since 1987, has been employed since 1979 as Corporate Secretary and in other administrative positions and has served the Company in that capacity since the Merger. Ms. Foster has been involved with the real estate development and homebuilding industry for more than 20 years.

     CYNTHIA E. HARDGRAVE, Vice President -- Tax and Internal Audit, joined the Company in 1999 when the Company acquired substantially all of the assets of Old William Lyon Homes, where Ms. Hardgrave had served in various tax management positions since her hire in July 1989. Ms. Hardgrave has more than 15 years experience in real estate tax and audit.

     W. DOUGLASS HARRIS, Vice President and Corporate Controller of The Presley Companies was hired in June 1992 and has served the Company in that capacity since the Merger. Previously, Mr. Harris spent seven years with Shapell Industries, Inc., another major California homebuilder, as its Vice President and Corporate Controller. Mr. Harris has been involved with the real estate development and homebuilding industry for more than 20 years.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table summarizes the annual and long-term compensation of William Lyon Homes' Chief Executive Officer during 2000, and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 2000 (collectively, the "Named Officers").

                                                      ANNUAL COMPENSATION
                                          -------------------------------------------    LONG-TERM
                                                                         BONUS EARNED   COMPENSATION
                                                          BONUS PAID        DURING      ------------
                                                         IN SPECIFIED     SPECIFIED        AWARDS
                                                           YEAR BUT        YEAR BUT     ------------
                                                           EARNED IN      PAYABLE IN     SECURITIES     ALL OTHER
                                                         EARLIER YEARS   FUTURE YEARS    UNDERLYING    COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)   ($)(2)(3)(4)     ($)(3)(4)      OPTIONS(#)       ($)(5)
   ---------------------------     ----   ------------   -------------   ------------   ------------   ------------
William Lyon(6)..................  2000     495,000               0       1,920,030             0             0
  Chairman of the Board and        1999           0               0               0             0            --
  Chief Executive Officer          1998          --              --              --            --            --
Wade H. Cable....................  2000     424,330         617,500       1,920,030        50,000         5,100
  Director, President and          1999     412,618         226,549       1,235,000             0         3,200
  Chief Operating Officer          1998     399,500               0         300,000             0            --
Douglas F. Bauer(6)..............  2000     200,000               0         636,450        25,000         5,100
  Senior Vice President and        1999           0               0               0             0            --
  Northern California Division     1998          --              --              --            --            --
  President
Thomas J. Mitchell(6)............  2000     200,000               0         514,500        25,000         5,100
  Senior Vice President and        1999           0               0               0             0            --
  Southern California Division     1998          --              --              --            --            --
  President
Larry I. Smith...................  2000     200,300         344,571         486,720        25,000         5,100
  Senior Vice President and        1999     158,360         133,714         400,000             0         3,200
  San Diego Division President     1998     127,507               0         178,286             0            --

---------------
(1) Includes amounts, which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into the Company's 401(k) plan ("executive elected deferrals").

(2) Represents amounts paid in 2000, 1999, or 1998, respectively, under the Company's then existing executive bonus plan or employment agreement with the executive, but which were earned prior to the year of payment.

(3) The 2000 Cash Bonus Plan (the "2000 Plan") provides that the Chief Executive Officer ("CEO") and the Chief Operating Officer ("COO") are eligible to receive bonuses based upon specified percentages of the Company's pre-tax, pre-bonus income. Bonus targets for Division Presidents are based upon Division performance, as compared to the Division's 2000 Business Plan. For all other participants, the 2000 Plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant's salary, with awards based on performance against goals pertaining to each participant's operating area. All awards are prorated downward if the sum of all calculated awards for the entire Company exceeds 20% of the Company's consolidated pre-tax income before bonuses. Awards are paid out over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

(4) The 1999 Incentive Compensation Plan (the "1999 Plan") provided that the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") were eligible to receive bonuses at the discretion of the Compensation Committee of the Board of Directors. In addition, the 1999 Plan for division presidents and designated executives of the Company and William Lyon Homes, Inc. (formerly named Presley Homes) stipulated annual setting of individual bonus targets, expressed as a percent of each executive's salary, with awards based on performance against business plan goals pertaining to each participant's operating area. All awards were to be prorated downward if the sum of all calculated awards for the Company exceeded 20% of the Company's consolidated pre-tax income before bonuses. After completion of the Company's applicable annual audit, awards were/are to be paid out in three installments, with 50% paid following the determination of the bonus awards, 25% paid one year later, and 25% paid two years later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

(5) For 2000, the Company made a matching contribution into each executive's 401(k) plan account in an amount equal to 3% of each executive's eligible earnings. For 1999, the Company made a matching contribution into each executive's 401(k) plan account in an amount equal to 2% of each executive's eligible earnings.

(6) Messrs. Lyon, Bauer and Mitchell served as executive officers from the Merger until the end of 1999, but did not earn salaries from the Company. They did earn salaries from Old William Lyon Homes. During 2000, Messrs. Lyon, Bauer and Mitchell were paid bonuses of $530,956, $248,745 and $387,947, respectively, which were earned in prior years from Old William Lyon Homes.

  Options/SAR Grants in Last Fiscal Year

     The following table sets forth the information noted for all grants of stock options granted during 2000 by the Company to the Named Officers.

                                                                                   POTENTIAL REALIZABLE VALUE
                        NUMBER OF                                                   AT ASSUMED ANNUAL RATES
                        SECURITIES    PERCENTAGE OF                                      OF STOCK PRICE
                         GRANTED          TOTAL                                         APPRECIATION FOR
                        UNDERLYING    OPTIONS/SARS    EXERCISE OR                        OPTION TERM(2)
                       OPTIONS/SARS      GRANTED      BASE PRICE    EXPIRATION     --------------------------
                          (#)(1)       DURING 2000     ($/SHARE)       DATE            5%             10%
                       ------------   -------------   -----------   -----------    -----------    -----------
William Lyon.........          0          0.00%              --     --                    --             --

Wade H. Cable........     50,000          7.97%         $8.6875     May 9, 2010     $273,176       $692,292

Douglas F. Bauer.....     25,000          3.98%         $8.6875     May 9, 2010     $136,588       $346,141

Thomas J. Mitchell...     25,000          3.98%         $8.6875     May 9, 2010     $136,588       $346,141

Larry I. Smith.......     25,000          3.98%         $8.6875     May 9, 2010     $136,588       $346,141

---------------

(1) All of the options were granted effective on May 9, 2000 under the William Lyon Homes 2000 Stock Incentive Plan, subject to earlier termination upon events specified in the plan. The options vest as follows: one-third on May 9, 2001, one-third on May 9, 2002 and one-third on May 9, 2003. As of February 28, 2001, 30,000 shares have been forfeited and 597,500 remain unexercised. No stock appreciation rights (SARs) were granted during 2000.

(2) The assumed rates of stock price appreciation of 5% and 10% are set by the rules of the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the future performance of the Company's Common Stock.

     Options granted during the last fiscal year were granted under the William Lyon Homes 2000 Stock Incentive Plan.

     On March 7, 2000, the Compensation Committee of the Board of Directors unanimously voted to recommend for approval to the Board a proposed compensation package which included the William Lyon Homes 2000 Stock Incentive Plan (the "Stock Incentive Plan"). Subject to adoption and approval of the Stock Incentive Plan by the Company's stockholders, on April 6, 2000, acting by unanimous written consent, the Board of Directors approved and adopted the Stock Incentive Plan. At the Company's 2000 Annual Meeting on May 9, 2000, the Company's stockholders adopted and approved the Stock Incentive Plan. The Stock Incentive Plan is administered by the Compensation Committee, by delegation of the Board.

     The purpose of the Stock Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to key employees, officers and directors of the Company, and to promote the success of our business. One million shares of Common Stock are reserved for issuance under the Stock Incentive Plan, subject to adjustment related to changes in the Company's capitalization.

     Both options intended to qualify as incentive stock options and nonqualified options may be granted under the Stock Incentive Plan. Nonqualified stock options may be granted to employees, consultants and directors. Incentive stock options may be granted only to employees. Options may be coupled with a stock appreciation right. Grants or sales of Common Stock also may be made to employees, consultants or directors upon terms and conditions determined by the Stock Incentive Plan's administrator.

     The Stock Incentive Plan will continue in effect for a term of ten years unless terminated earlier as provided for in the Stock Incentive Plan. The term of each option will be stated in the applicable option agreement, provided, however, that in no event may the term be more than ten years from the date of grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth the information noted for all exercises of stock options during the last completed fiscal year by each of the Named Officers and the fiscal year end value of unexercised options.

                                                                       NUMBER OF
                                                                       SECURITIES            VALUE OF
                                                                       UNDERLYING           UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                                                    OPTIONS/SARS AT       OPTIONS/SARS AT
                                                                    FISCAL YEAR-END       FISCAL YEAR-END
                               SHARES ACQUIRED        VALUE         (#) EXERCISABLE/     ($) EXERCISABLE/
            NAME               ON EXERCISE(#)     REALIZED($)(1)    UNEXERCISABLE(2)    UNEXERCISABLE(1)(2)
            ----               ---------------    --------------    ----------------    -------------------
William Lyon.................          --                  --                   --                     --
Wade H. Cable................      91,088            $192,162        13,912/50,000        $60,865/$34,375
Douglas F. Bauer.............          --                  --             0/25,000             $0/$17,188
Thomas J. Mitchell...........          --                  --             0/25,000             $0/$17,188
Larry I. Smith...............          --                  --             0/25,000             $0/$17,188

---------------

(1) Mr. Cable's exercised and exercisable options were granted under The Presley Companies' 1991 Stock Option Plan. After giving effect to the conversion exchange ratio in the Merger, the exercise price of these options is $5.00 per share. The calculation of the value of these options assumes a fair market value of the Common Stock underlying the options of $8.6875 per share at May 12, 2000 as to 35,000 shares and $6.125 per share at August 17, 2000 as to 56,088 shares.

(2) Unexercisable options for each of the Named Officers include options granted on May 9, 2000 under the William Lyon Homes 2000 Stock Incentive Plan. The options vest as follows: one-third on May 9, 2001, one-third on May 9, 2002 and one-third on May 9, 2003. The exercise price of these options is $8.6875. The calculation of the value of these options assumes a fair market value of the Common Stock underlying the options of $9.375 per share at December 29, 2000.

  Employment Contracts, Termination of Employment and Change-in-Control Arrangements

     The Company either has entered into, or intends to enter into, indemnification agreements with certain of its directors and certain of its executive officers named in the Summary Compensation Table above, among others, to provide them with the maximum indemnification allowed under its bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Company, to the extent such indemnification is permitted by the laws of Delaware.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to our success, the Compensation Committee's general approach to compensating executives is to pay cash salaries which are commensurate with the executives' experience and expertise and, where relevant, are competitive with the salaries paid to executives in our industry and primary geographic locations. In addition, to align executive compensation with our business strategies, values and management initiatives, both short and long term, the Compensation Committee may, with the Board's approval, authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to William Lyon Homes. In general, the Compensation Committee believes that these discretionary bonuses should be related to the Company's and the executive's performance.

     The Compensation Committee believes that the Company's executive officers should be provided with base salaries competitive enough to attract and retain highly skilled professionals. The Compensation Committee also believes that executive compensation should include incentives in the form of bonuses designed to encourage individual performance.

     Chief Executive Officer Compensation -- The year 2000 was the first full year in which William Lyon, the chief executive officer ("CEO") of the Company, earned a salary from the Company. Prior to that, General Lyon was the CEO of Old William Lyon Homes. The CEO's compensation program was comprised of two components, base salary and incentive compensation in the form of a bonus. The CEO's base salary is established annually in light of the factors discussed above and job performance. The CEO participates in the 2000 Cash Bonus Plan as described below in which he is eligible to receive bonuses based upon specified percentages of the Company's pre-tax, pre-bonus income. The CEO also receives an auto allowance, a policy that was instituted in 2000. No stock options were granted to the CEO during 2000.

     Compensation With Respect to Other Executive Officers -- The Company's compensation for the other executive officers was comprised of a base salary, incentive compensation pursuant to the 2000 Cash Bonus Plan described below, and stock options. The rate of compensation for each of the other executive officers has been in effect for varying periods, and is based in part upon the review of a survey of compensation paid by other homebuilders of similar size.

     2000 Cash Bonus Plan -- The 2000 Cash Bonus Plan (the "2000 Plan") provides that the Chief Executive Officer ("CEO") and the Chief Operating Officer ("COO") are eligible to receive bonuses based upon specified percentages of the Company's pre-tax, pre-bonus income. Bonus targets for Division Presidents are based upon Division performance, as compared to the Division's 2000 Business Plan. For all other participants, the 2000 Plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant's salary, with awards based on performance against goals pertaining to each participant's operating area. All awards are prorated downward if the sum of all calculated awards for the entire Company exceeds 20% of the Company's consolidated pre-tax income before bonuses. Awards are paid out over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

                                          2000 COMPENSATION COMMITTEE

                                          Raymond A. Watt, Chairman
                                          James E. Dalton
                                          William H. McFarland
                                          Michael L. Meyer
                                          Randolph W. Westerfield

     The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

  Acquisition of Substantially All of the Assets and Assumption of Substantially All of the Related Liabilities of Old William Lyon Homes.

     On November 5, 1999, The Presley Companies acquired substantially all of the assets and assumed substantially all of the related liabilities of Old William Lyon Homes, in accordance with a Purchase Agreement executed as of October 7, 1999 with Old William Lyon Homes, William Lyon and William H. Lyon. William Lyon is Chairman of the Board of Old William Lyon Homes and also Chairman of the Board and Chief Executive Officer of the Company. William H. Lyon is the son of William Lyon and a director and an employee of the Company.

     The total purchase price consisted of approximately $42,598,000 in cash and the assumption of approximately $101,058,000 of liabilities of Old William Lyon Homes. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated based on the fair value of the assets and liabilities acquired. The excess of the purchase price over the net assets acquired amounting to approximately $8,689,000 has been reflected as goodwill and is being amortized on a straight-line basis over an estimated useful life of seven years.

     After the acquisition described above and prior to the effectiveness of the Merger, William Lyon and a trust of which William H. Lyon is the beneficiary acquired (1) 5,741,454 shares of The Presley Companies' Series A Common Stock for $0.655 per share in a tender offer for the purchase of up to 10,678,792 shares of The Presley Companies' Series A Common Stock which closed on November 5, 1999 and (2) 14,372,150 shares of The Presley Companies' Series B Common Stock for $0.655 per share under agreements with certain holders of The Presley Companies' Series B Common Stock which closed on November 8, 1999. On November 5, 1999 William Lyon and The Presley Companies cancelled all of William Lyon's outstanding options to purchase 750,000 shares of The Presley Companies' Series A Common Stock. The completion of these transactions, together with the previous disposition on August 12, 1999 of 3,000,000 shares by William Lyon and a trust of which William H. Lyon is the beneficiary, resulted in William Lyon and a trust of which William H. Lyon is a beneficiary owning approximately 49.9% of the Company's outstanding Common Stock (49.28% as of December 31, 2000). The foregoing number of shares does not reflect the subsequent Merger and conversion of each share of Series A and Series B Common Stock into 0.2 shares of common stock.

  Acquisition of Real Estate Projects from Old William Lyon Homes and an Entity Controlled by William Lyon and William H. Lyon.

     On May 19, 2000, we purchased real estate projects for a total purchase price of $4,660,000 from Old William Lyon Homes. On March 17, 2000, we purchased real estate projects for a total purchase price of $869,400 from an entity controlled by William Lyon and William H. Lyon. On November 21, 2000, we purchased real estate projects for a total purchase price of $302,400 from the same entity controlled by William Lyon and William H. Lyon.

  Acquisition of Lots from an Entity Controlled by William Lyon and William H. Lyon.

     On October 26, 2000, the Company's Board of Directors (with Messrs. William Lyon and William H. Lyon abstaining) approved the purchase of 579 lots for a total purchase price of $12,581,000 from an entity controlled by William Lyon and William H. Lyon. The terms of the purchase agreement provide for an initial option payment of $1,000,000 and a rolling option takedown of the lots. Phase takedowns of approximately 20 lots each are anticipated to occur at two to three month intervals for each of several product types through September 2004. In addition, one-half of the net profits in excess of six percent from the development are to be paid to the seller. This land acquisition qualifies as an affiliate transaction under the Company's

$200,000,000 12 1/2% Senior Notes due July 1, 2001 Indenture dated as of June 29, 1994 ("Indenture"). Pursuant to the terms of the Indenture, the Company has determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company has delivered to the Trustee under the Indenture a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of the Board of Directors of the Company. Further, the Company has delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified. On November 21, 2000, we exercised our first takedown and acquired lots for an option price of $2,636,000.

  Management Agreements with Entity Controlled by William Lyon and William H. Lyon.

     For the year ended December 31, 2000, we earned management fees and accrued on-site labor costs of $330,000 and $593,000, respectively, for managing and selling real estate owned by entities controlled by William Lyon and William H. Lyon of which $39,000 was due to us at December 31, 2000.

  Rent Paid to a Trust of which William H. Lyon is the Sole Beneficiary.

     For the year ended December 31, 2000, we incurred charges of $717,000 related to rent on our corporate office, from a trust of which William H. Lyon is the sole beneficiary.

  Agreement between Presley Mortgage Company (now known as Duxford Financial, Inc.) and an Affiliate of William Lyon, Richard E. Frankel, Douglas Bauer and Thomas J. Mitchell.

     On November 5, 1999, and in connection with the purchase of substantially all of the assets of Old William Lyon Homes, Presley Mortgage Company, a wholly owned subsidiary of the Company, entered into an Agreement with Duxford Financial Services, Inc., a California corporation and an affiliate of William Lyon, Richard E. Frankel, Douglas F. Bauer and Thomas J. Mitchell, providing for the assumption by Presley Mortgage Company of Duxford Financial Services, Inc.'s employees and employment obligations, as well as the servicing of Duxford Financial Services, Inc.'s loans by certain former employees who accepted employment positions with Presley Mortgage Company. In consideration for this Agreement, Duxford Financial Services, Inc. agreed to pay Presley Mortgage Company the amount of $55,000 per month for a period of 90 days, where such amount represents a portion of Presley Mortgage Company's monthly overhead. On February 18, 2000, Presley Mortgage Company changed its name to Duxford Financial, Inc.

  Charges Incurred Related to the Charter and Use of Aircraft Owned by an Affiliate of William Lyon.

     During 2000, we incurred charges of $67,000 related to the charter and use of aircraft owned by an affiliate of William Lyon.

CERTAIN FAMILY RELATIONSHIPS

     William H. Lyon is the son of William Lyon. William Lyon is the Chairman of the Board of Directors of the Company and the Company's Chief Executive Officer. William H. Lyon is a Director and an employee of the Company.

COMMON STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total return of the Common Stock of the Company, the S & P 500 Index and the S & P Homebuilding Index:

                                                                                                            S&P HOMEBUILDING
                                                   WILLIAM LYON HOMES             S&P 500 INDEX                   INDEX
                                                   ------------------             -------------             ----------------
12/95                                                    100.00                      100.00                      100.00
12/96                                                     64.29                      122.96                       91.19
12/97                                                     42.86                      163.98                      145.91
12/98                                                     26.80                      210.84                      178.04
12/99                                                     62.86                      255.22                      120.12
12/00                                                    107.14                      231.98                      188.60

     The graph above is based upon common stock and index prices calculated as of December 31, for 1995, 1996, 1997, 1998, 1999 and 2000. The base period is
December 31, 1995, on which date the closing price of the Common Stock of the former The Presley Companies was $8.750 per share, when adjusted for the Company's one-for-five stock conversion pursuant to the Merger of the former The Presley Companies with and into the Company. On December 29, 2000 and March 26, 2001, our Common Stock closed at $9.375 and $11.100 per share, respectively. The stock price performance of our Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of reports received by William Lyon Homes during or with respect to the year ended December 31, 2000 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, all required reports on Form 3, Form 4 and Form 5 were timely filed by our directors, officers and 10% stockholders, except that Thomas W. Hickox, a Senior Vice-President and Arizona Division President of the Company, was late filing a report on Form 3 upon becoming an executive officer of the Company.

                                 PROPOSAL NO. 2

                     RATIFICATION OF SELECTION OF AUDITORS

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board is seeking stockholder ratification of its selection of Ernst & Young LLP to serve as the Company's auditors for the fiscal year ending December 31, 2001. Kenneth Leventhal & Company, which merged with Ernst & Young LLP in 1995, had served as the former The Presley Companies' auditors since 1987 and the Company's auditors since its formation. It is anticipated that representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make any statements they desire to make and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
                SELECTION OF ERNST & YOUNG LLP AS OUR AUDITORS.

                                 OTHER BUSINESS

     We know of no other matters to be brought before the Annual Meeting. If other matters should come before the Annual Meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his or her judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy materials.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Proposals by stockholders intended to be presented at the next annual meeting in 2002 must be sent in writing to the Vice President and Corporate Secretary of the Company at our principal executive offices and received by December 28, 2001 to be considered for inclusion in the Company's proxy materials under the rules of the Securities and Exchange Commission. In addition, the proxy statement for the next year's annual meeting will confer discretionary authority to the Board of Directors to vote on any stockholder proposal presented, unless the Company receives timely notice of such stockholder as provided for in the Company's Bylaws.

     The Bylaws of the Company require that all proposals for business to be transacted at a stockholder meeting, other than those made by the Board of Directors, be made pursuant to written notice to the Vice President and Corporate Secretary of the Company. The notice must be received not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. The notice must set forth a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on the Company's books, of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Company.

     The Bylaws of the Company require that all nominations for persons to be elected Directors, other than those made by the Board of Directors, be made pursuant to written notice to the Vice President and Corporate Secretary of the Company. The notice must be received not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. The notice must set forth (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (3) a description of all arrangements or understanding between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, including such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (4) the consent of each nominee to serve as a director of the Company if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Company.

                      FINANCIAL STATEMENTS; ANNUAL REPORT

     Our 2000 Annual Report, exclusive of exhibits, including financial statements for fiscal year 2000, accompanies this Proxy Statement. Additional copies of our 2000 Annual Report and Form 10-K may be obtained by writing to:
William Lyon Homes, Attn: Investor Relations, 4490 Von Karman Avenue, Newport Beach, California 92660.

                                                                     APPENDIX A:

                               WILLIAM LYON HOMES

                            AUDIT COMMITTEE CHARTER

                                   ARTICLE I

                                   FORMATION

     The Board of Directors of William Lyon Homes (the "Corporation") has established the Audit Committee pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article V of the Corporation's Bylaws.

                                   ARTICLE II

                                  COMPOSITION

     The Audit Committee shall be comprised of not less than three members of the Corporation's Board of Directors. Subject to the foregoing, the exact number of members of the Audit Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board of Directors. The qualifications of each member of the Audit Committee shall be as follows:

     - No member shall have any relationship to the Corporation that, in the determination of the Board of Directors, may interfere with his or her exercise of independence from management and the Corporation.

     - Each member shall be "financially literate" as determined by the Board of Directors. A director shall be considered "financially literate" if by reason of his or her educational, professional or business background, the director is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and statement of cash flows.

     - At least one member of the Audit Committee must have accounting or related financial management expertise. A member shall be considered to have such expertise if he or she: (1) has a graduate degree in accounting or business; (2) is a certified public accountant or has similar professional certification in accounting; or (3) has served as chief executive officer, chief financial or principal accounting officer, controller or other senior officer of a company with similar financial oversight responsibilities.

     - No member of the Audit Committee shall be an employee or non-employee executive officer of the Corporation or any of its affiliates. A former employee or former executive officer shall not be eligible to serve as a member of the Audit Committee until three years following termination of his or her employment or status as an officer.

     - A director who (1) has a direct business relationship with the Corporation (e.g., a consultant) or (2) is a partner, controlling shareholder, or executive officer of any organization that has a business relationship with the Corporation shall not be eligible to serve as a member of the Audit Committee unless the Board of Directors determines in its business judgment that the business relationship does not interfere with the director's exercise of independent business judgment. In making this determination, the Board of Directors shall consider, among other things, the materiality of the relationship to the Corporation, the director and, if applicable, the organization with which the director is affiliated. Business relationships can include commercial, industrial, banking, consulting, legal, accounting and other relationships. No determination of the Board of Directors shall be required after thee years following the termination of such relationship.

     - No director shall be eligible to serve as a member of the Audit Committee if he or she is employed as an executive of another organization if any of the Corporation's executives serve as a member of the compensation committee of such other organization.

     - No director who is an "immediate family member" of an individual who is an executive officer of the Corporation or any of its affiliates is eligible to serve on the Audit Committee until three years following termination of such employment relationship. An "immediate family member" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

     For purposes of this Article II, the term "executive officer" means a company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the company. Officers of a company's parent(s) or subsidiaries shall be deemed executive officers of that company if they perform such policy-making functions for the company. In addition, when a company is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership shall be deemed executive officers of the limited partnership. When a company is a trust, officers or employees of the trustees(s) who perform policy-making functions for the trust are deemed executive officers of the trust.

                                  ARTICLE III

                                   FUNCTIONS

     The independent public accounting firm engaged by the Corporation to audit the Corporation's financial statements shall be accountable to the Audit Committee and ultimately to the Corporation's Board of Directors as representatives of the Corporation's shareholders.

     The Audit Committee shall:

     A. Independent Auditors

     - Recommend to the Board of Directors each year the independent public accounting firm to be engaged to audit the Corporation's financial statements.

     - Meet with the independent auditors to review and approve the plan and scope for each audit of the Corporation's financial statements and related services, including proposed fees to be incurred with respect thereto.

     - Review and recommend action with respect to the results of each independent audit of the Corporation's financial statements, including problems encountered in connection with such audit and recommendations of the independent auditors arising as a result of such audit.

     - Discuss with the Corporation's independent auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61 ("SAS 61"), as may be amended or supplemented.

     - Meet privately with the Corporation's independent auditors and privately with the Corporation's management to promote active and open communication.

     - Non-audit services provided by the Corporation's independent auditors should be compatible with maintaining the auditor's independence. Accordingly, each non-audit service by the Corporation's independent auditors for which the anticipated fee is expected to exceed $50,000 shall be pre-approved by the Audit Committee.

     - At least annually, review and discuss with the independent auditors their independence and receive each of the following in writing:

       - Disclosure of all relationships between the independent auditors and their related entities and the Corporation and its related entities that in the independent auditors' professional judgment may reasonably be thought to bear on independence, including a detailed listing of the services provided to the Corporation by the independent auditors; and

      - Confirmation that, in the independent auditors' professional judgment, they are independent of the Corporation within the meaning of the federal securities laws.

     - Discuss with the Corporation's independent auditors any relationships or services disclosed by the independent auditors that may impact the objectivity and independence of the independent auditors and recommend to the Board of Directors any actions in response to the independent auditors' disclosures to satisfy itself of the independent auditors' independence.

     - Evaluate the performance of the Corporation's independent auditors and recommend to the Board of Directors any proposed discharge of the Corporation's independent auditors.

     B. Financial Statements

     - Review and discuss with the Corporation's independent auditors and management the Corporation's audited financial statements.

     - Based on (1) its review and discussions with management regarding the Corporation's audited financial statements; (2) its discussion with the independent auditors of the matters to be communicated pursuant to SAS 61; and (3) the written disclosures from the Corporation's independent auditors regarding independence, recommend to the Corporation's Board of Directors whether the Corporation's audited financial statements should be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "SEC").

     - Review and discuss with the Corporation's independent auditors and management the Corporation's quarterly reports on Form 10-Q.

     C. Internal Accounting

     - Review with the Corporation's independent auditors and financial management the adequacy and effectiveness of the accounting and reporting controls which comprise the Corporation's system of internal controls, including the adequacy of such controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

     - Annually, obtain from management a written report on the effectiveness of the Corporation's system of internal control.

     - Review the scope and results of the Corporation's internal auditing procedures and practices and oversee the effectiveness thereof.

     D. Management Conduct Policies

     - Review from time to time and make recommendations with respect to the Corporation's policies relating to management conduct and oversee procedures and practices to ensure compliance therewith. Such policies shall include, without limitation, those relating to (1) transactions between the Corporation and members of its management, (2) political contributions and other sensitive payments, (3) compliance with the Foreign Corrupt Practices Act, and (4) corporate or competitive opportunities offered or enjoyed by member of such management.

     - Make interpretations from time to time as to the scope and application of the Corporation's management conduct policies.

     - Review and approve or disapprove, as contemplated by the Corporation's management conduct policies, proposed transactions between the Corporation and its employees or directors.

     E. Legal and Regulatory

     - At least annually, review and discuss legal and regulatory matters relating to the Corporation's financial accounting and reporting with the Corporation's legal counsel.

     F. Other Duties

     - At least annually, review the adequacy of this Charter and recommend to the Corporation's Board of Directors any changes to this Charter that the Audit Committee deems necessary or desirable.

     - Perform such other specific functions as the Corporation's Board of Directors may from time to time direct, and make such investigations and reviews of the Corporation and its operations as the Chief Executive Officer or the Board of Directors may from time to time request.

     - Conduct such investigations as the Audit Committee deems necessary, and retain outside experts, if required.

                                   ARTICLE IV

                                   PROCEDURES

     The Audit Committee shall keep regular minutes of its meetings. Meetings and actions of the Audit Committee shall be governed by, and held and taken in accordance with, the provisions of Article IV of the Corporation's Bylaws (other than Sections 4.2 and 4.7), with such changes in the context of those Bylaws as necessary to substitute the Audit Committee, the Chairman of the Audit Committee and its members for the Board of Directors, the Chairman of the Board and its members. The Audit Committee shall hold at least four regular meetings a year at such time and such place as the Audit Committee determines from time to time.

PROXY

                               WILLIAM LYON HOMES

   PROXY FOR ANNUAL MEETING OF HOLDERS OF COMMON STOCK OF WILLIAM LYON HOMES
                        TO BE HELD MONDAY, MAY 14, 2001

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of William Lyon Homes dated March 30, 2001 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Michael D. Grubbs, or in his absence, Nancy M. Harlan, with full power to each of substitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of William Lyon Homes which the undersigned may be entitled to vote at the Annual Meeting of Holders of Common Stock of William Lyon Homes, to be held at 3:30 p.m. local time, on Monday, May 14, 2001, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612 and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WILLIAM LYON HOMES, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF WILLIAM LYON HOMES ON THE REVERSE SIDE HEREOF, AND FOR THE RATIFICATION OF THE BOARD'S SELECTION OF AUDITORS.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

                               (SEE REVERSE SIDE)

                           /\ FOLD AND DETACH HERE /\

                                                                 Please mark
                                                               your votes as [X]
                                                                indicated in
                                                                this example.

                                            WITHHOLD
                                      FOR   AUTHORITY

1. ELECTION OF 9 DIRECTORS:           [ ]      [ ]

   Nominees: William Lyon, Wade H. Cable, James E. Dalton, Richard E. Frankel,
             William H. Lyon, William H. McFarland, Michael L. Meyer, Raymond A. Watt, and Randolph W. Westerfield

   INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                 THAT NOMINEE'S NAME IN THE SPACE PROVIDED:

   _____________________________________________________________________________

2. Proposal to ratify the Board of Director's       FOR     AGAINST     ABSTAIN
   selection of Ernst & Young LLP as the
   Company's auditors for the fiscal year           [ ]       [ ]         [ ]
   ending December 31, 2001.

This Proxy will be voted as directed or, if no direction is indicated, the proxies are authorized to vote in their discretion "FOR" the election of the above-listed nominees or such substitute nominee(s) for directors as the Board of Directors of William Lyon Homes shall select and "FOR" each of the proposals listed above and upon such other matters as may properly come before the Annual Meeting.


Signature(s) _________________________________________ Dated: ___________, 2001

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.


                           /\ FOLD AND DETACH HERE /\